UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2023
Date of Report (Date of earliest event reported)

ELECTRAMECCANICA VEHICLES CORP.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38612	98-1485035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8057 North Fraser Way Burnaby, British Columbia, Canada	V5J 5M8
(Address of principal executive offices)	(Zip Code)

(604) 428-7656
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	SOLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 20, 2023, our Board of Directors appointed Michael Bridge as our General Counsel and Corporate Secretary.

Mr. Bridge, age 59, brings over three decades of legal and C-suite expertise to ElectraMeccanica. Most recently, he was Senior Vice President, General Counsel and Secretary of Accelerate Diagnostics, Inc. (NASDAQ: AXDX), an in vitro diagnostics company providing medical diagnostic devices to microbiology laboratories globally. Previously, Mr. Bridge held general counsel positions at various technology companies, including 14 years as general counsel for JDA Software Group, the leading enterprise software company focused on automating the global retail supply chain. Mr. Bridge began his career as a corporate and securities attorney for Piper & Marbury (nka DLA Piper). Mr. Bridge has a bachelor’s degree from the University of Southern California and a J.D. from Cornell University.

As a result, our current directors and officers are as follows:

Name	Position
Susan Docherty	Chief Executive Officer, Interim Chief Operating Officer and Director
Mark Orsmond	Chief Financial Officer
Kim Brink	Chief Revenue Officer
Michael Bridge	General Counsel and Corporate Secretary
Steven Sanders	Chairman and Director
Jerry Kroll	Director
Luisa Ingargiola	Director
Joanne Yan	Director
David Shemmans	Director
Michael Richardson	Director
William G. Quigley	Director
Dietmar Ostermann	Director

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

Except as disclosed below, we have not been party to any transaction with Mr. Bridge, or any currently proposed transaction with Mr. Bridge in which we were or will be a participant and where the amount involved exceeds $120,000, and in which Mr. Bridge had or will have a direct or indirect material interest.

Compensation and Employment Agreement

On February 9, 2023, our Board of Directors approved the entering into of an executive employment services agreement with each of ElectraMeccanica Vehicles Corp. (the “Company”) and Michael Bridge (the “Bridge Agreement”) with effect on March 20, 2023 (the “Effective Date”).

Beginning on the Effective Date, Mr. Bridge will serve as General Counsel and Corporate Secretary of the Company and ElectraMeccanica Automotive USA Inc. (the “Subsidiary”), reporting to the Company’s CEO. While serving as the General Counsel and Corporate Secretary, Mr. Bridge will have control over, and responsibility for, the day-to-day legal affairs of the Company and the Subsidiary and shall have such other duties, authorities and responsibilities commensurate for such or a similar position at a similarly-situated company and such additional duties as may be assigned to Mr. Bridge by the CEO from time to time.

The initial term of the Bridge Agreement shall commence on the Effective Date and shall continue until the three year anniversary of the Effective Date (the “Initial Term”). The Initial term will automatically extend on the same terms and conditions set forth below for additional one year periods (each, a “Renewal Term”), unless either party gives the other party written notice of non-renewal at least 30 calendar days prior to the end of the Initial Term or any Renewal Term.

Pursuant to the Bridge Agreement, Mr. Bridge will receive a base salary of $325,000 per year during the term of the Bridge Agreement to be paid according to the Company’s normal payroll cycle. The base salary will be reviewed annually and may be adjusted by the Compensation Committee of the Board of Directors in its sole discretion.

According to the Bridge Agreement and subject to approval by the Compensation Committee and as soon as reasonably practicable upon execution of the Bridge Agreement and announcement by the Company of Mr. Bridge as its new General Counsel and Corporate Secretary, the Company will award a non-qualified stock option under the Stock Incentive Plan to purchase 500,000 common shares of the Company (the “Sign-On Option”), with the Sign-On Option having an exercise price equating to the closing price for the Company’s stock as reported on Nasdaq on the day prior to the grant date (the “Exercise Price”), and with the Sign-On Option having a maximum exercise term of seven years from the grant date (the “Exercise Term”) and vesting in three equal annual installments from the grant date. The Sign-On Option will be subject to such other terms and conditions specified by the Compensation Committee, the Stock Incentive Plan, the award agreement and the Company’s insider trading policy.

Beginning January 1, 2023, and for each full calendar year during the term thereafter, Mr. Bridge will be eligible to participate in an annual cash incentive program adopted in writing and approved by the Compensation Committee (the “STIP”). Mr. Bridge’s target incentive under the STIP will equal 50% of his base salary and in no event will the STIP payment exceed 100% of his base salary. Any STIP payment and the amount of same will be based on the attainment of written quantitative and qualitative performance goals, including financial performance goals, established by the Compensation Committee in its sole discretion and in advance. In order to be eligible to receive the STIP, Mr. Bridge must be actively employed by the Company through the date the STIP is paid in order to earn and be eligible to receive the STIP.

Beginning January 1, 2024, and for each full calendar year during the term thereafter, Mr. Bridge will be eligible to receive grants of stock options, performance shares and other awards under the Stock Incentive Plan (the “Annual Equity Awards”). The amount of Annual Equity Awards, the mix of Annual Equity Awards, the vesting schedule and the other terms and conditions of the Annual Equity Awards will be established by the Compensation Committee in its sole discretion. The Annual Equity Awards will be subject to such other terms and conditions specified by the Compensation Committee, the Stock Incentive Plan, the award agreement, and the Company’s insider trading policy.

Pursuant to the Bridge Agreement, Mr. Bridge will be eligible to participate in the Company’s standard company benefit and vacation plans, as such plans may be amended, modified, or terminated by the Company from time to time, with or without notice, in accordance with the applicable benefit and vacation plan documents.

The Bridge Agreement may be terminated by the Board of Directors at any time during the term for any reason upon at least 30 calendar days’ prior written notice; provided that, the Board of Directors may terminate Mr. Bridge’s employment immediately for cause. Upon termination by the Company for any reason, the Company will pay Mr. Bridge his accrued but unpaid base salary through his date of termination and any accrued but unpaid reasonable business expenses through his date of termination (“Accured Obligations”). If Mr. Bridge resigns from his employment with the Company for any reason, he will be deemed to immediately resign from all officerships, directorships, managerships and other positions he holds with the Company, the Subsidiary and their affiliates, and will only be entitled to the Accured Obligations. The Bridge Agreement will terminate immediately upon Mr. Bridge’s death or disability.

In the event Mr. Bridge’s full-time employment is terminated by the Board of Directors without cause or by Mr. Bridge for Good Reason (as defined in Exhibit A to the Bridge Agreement) prior to a Change of Control (as defined in Exhibit A to the Bridge Agreement) during the term, then, in addition to the Accrued Obligations, and subject to Mr. Bridge’s timely execution (and non-revocation) of the release required by the Bridge Agreement, Mr. Bridge will be entitled to receive a cash severance payment equal to the sum of: (i) 12 months of his then base salary plus one month of his then base salary for every completed year of service (to a maximum of 16 months); (ii) six times the monthly amount that is charged to COBRA qualified beneficiaries for the same medical coverage options elected by him immediately prior to his last day of employment; and (iii) the greater of (a) his average STIP paid in the two prior years and (b) 80% of the target annual STIP for the current fiscal year (collectively, the “Base Severance Amount”). The Base Severance Amount will be paid to Mr. Bridge in installments over a 12-month period, in accordance with the Company’s normal payroll cycle, with the first installment paid during the first payroll period following the expiration of the release revocation period described below. In addition to the Base Severance Amount, Mr. Bridge will be entitled to receive a pro-rata STIP for the year in which his termination occurred, with such pro-rata STIP paid at the same time described above. In addition, Mr. Bridge will be eligible to exercise any vested portion of the Sign-On Option or other stock options granted to him by the Company which may have vested as at the date of termination by the Board of Directors without cause or by Mr. Bridge for Good Reason prior to a Change of Control of for a period of one year from such termination date.

Upon the closing of a transaction during the term that results in a Change of Control, and notwithstanding anything in the Stock Incentive Plan to the contrary, Mr. Bridge’s Sign-On Option and any other stock options awarded to him shall fully vest and become exercisable for a period of one year from the date of his termination.

In the event Mr. Bridge’s full-time employment is terminated by the Board of Directors without cause or by Mr. Bridge with Good Reason during the 12 month period following a Change of Control during the term, then, in addition to the Accrued Obligations, and subject to Mr. Bridge’s timely execution (and non-revocation) of the release required by the Bridge Agreement, Mr. Bridge will be entitled to receive a cash severance payment equal to the sum of: (i) 12 months of his then base salary; and (ii) six times the monthly amount that is charged to COBRA qualified beneficiaries for the same medical coverage options elected by Mr. Bridge immediately prior to his last day of employment (collectively, the “Enhanced Severance Amount”). The Enhanced Severance Amount will be paid to Mr. Bridge in installments over a 12-month period, in accordance with the Company’s normal payroll cycle, with the first installment paid following the expiration of the release revocation period described in the Bridge Agreement.

The Bridge Agreement contains typical restrictive covenants with respect to non-disparagement, non-solicitation of customers and employees and non-competition for a period of 12 months after cessation of employment.

Stock Options

On March 23, 2022, we granted 500,000 stock options to Mr. Bridge under our 2022 Stock Incentive Plan. The stock options are exercisable at a price of $0.535 per share until March 23, 2030. The stock options vest as to 1/3rd on each day that is the first, second and third anniversary of the date of grant.

Item 9.01 Financial Statements and Exhibits

(d)          Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRAMECCANICA VEHICLES CORP.

DATE: March 24, 2023.	By:	/s/ Mark Orsmond
Mark Orsmond
Chief Financial Officer